Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 ur.com

United Rentals to Present at the Bank of America Merrill Lynch

Global Industrials Conference 2019

STAMFORD, Conn. – March 14, 2019– United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Bank of America Merrill Lynch Global Industrials Conference 2019 on Wednesday, March 20, 2019. The conference will include a presentation by Matt Flannery, president and chief operating officer and Jessica Graziano, chief financial officer.

The presentation, which is scheduled to begin at 1:55 p.m. GMT (9:55 a.m. EDT), will be available via the following link: https://edge.media-server.com/m6/p/ntjfkmgs.

The presentation may also be accessed on www.unitedrentals.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,186 rental locations in North America and 11 in Europe. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 18,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,800 classes of equipment for rent with a total original cost of $14.18 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com